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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   __________

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest
event reported): August 19, 1996


                         ADVANCED POLYMER SYSTEMS, INC.
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             (Exact Name of Registrant as Specified in its Charter)

        Delaware                        0-16109                 94-2875566
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  (State or other                   (Commission              (I.R.S. Employer
jurisdiction of Incorporation)       File Number)           Identification no.)


3696 Haven Avenue, Redwood City, California                        94063
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  (Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code:   (415) 366-2626
                                                   -----------------------------

                                 NOT APPLICABLE
- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)




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Item 5.           OTHER EVENTS

         Pursuant to a Preferred Share Rights Agreement dated August 19, 1996 (the "Rights Agreement") between Advanced Polymer Systems, Inc. (the "Company") and The First National Bank of Boston, as Rights Agent (the "Rights Agent"), the Company's Board of Directors has declared a dividend of one right ("Right") to purchase one one-hundredth of a share of the Company's Series A Preferred Stock ("Series A Preferred Stock") for each outstanding share of Common Stock, $.01 par value ("Common Shares"), of the Company. The dividend is payable on September 3, 1996 (the "Record Date") to stockholders of record as of the close business on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Preferred Stock at an exercise price of $40.00 (the "Purchase Price"), subject to adjustment.

                  The following summary of the principal terms of the Rights Agreement is a general description only and is subject to the detailed terms and conditions of the Rights Agreement. A copy of the Rights Agreement is attached as Exhibit 1 to this Registration Statement and is incorporated herein by reference.

RIGHTS EVIDENCED BY COMMON SHARE CERTIFICATES

         The Rights will not be exercisable until the Distribution Date (defined below). Certificates for the Rights ("Rights Certificates") will not be sent to stockholders and the Rights will attach to and trade only together with the Common Shares. Accordingly, Common Share certificates outstanding on the Record Date will evidence the Rights related thereto, and Common Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for Common Shares, outstanding as of the Record Date, even without notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

DISTRIBUTION DATE

         The Rights will separate from the Common Shares, Rights Certificates will be issued and the Rights will become exercisable upon the earlier of: (i) 10 business days following the first date of public announcement (the "Shares Acquisition Date") that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares in a transaction not approved by the Board of Directors (an "Acquiring Person"), or (ii) 10 business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Common Shares in a transaction not approved by the Board of Directors. The earlier of such dates is referred to as the "Distribution Date."


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ISSUANCE OF RIGHTS CERTIFICATES; EXPIRATION OF RIGHTS

         As soon as practicable following the Distribution Date, separate Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights from and after the Distribution Date. All Common Shares issued prior to the Distribution Date will be issued with Rights. Common Shares issued after the Distribution Date may be issued with Rights if such shares are issued (i) upon the conversion of outstanding convertible debentures or any other convertible securities issued after adoption of the Rights Agreement or (ii) pursuant to the exercise of stock options or under employee benefit plans or arrangements unless such issuance would result in (or create a risk that) such options, plans or arrangements would not qualify for otherwise available special tax treatment. Except as otherwise determined by the Board of Directors, no other Common Shares issued after the Distribution Date will be issued with Rights. The Rights will expire on the earliest of (i) August 19, 2006 (the "Final Expiration Date"), (ii) redemption or exchange of the Rights as described below, or (iii) consummation of an acquisition of the Company satisfying certain conditions by a person who acquired shares pursuant to a transaction approved by the Board of Directors as described below.

INITIAL EXERCISE OF THE RIGHTS

         Following the Distribution Date, and until one of the further events described below, holders of the Rights will be entitled to receive, upon exercise and the payment of $40.00 per Right, one one-hundredth of a share of the Series A Preferred Stock. In the event that the Company does not have sufficient Series A Preferred Stock available for all Rights to be exercised, or the Board decides that such action is necessary and not contrary to the interest of Rights holders, the Company may instead substitute cash, assets or other securities for the Series A Preferred Stock for which the Rights would have been exercisable under this provision or as described below.

RIGHT TO BUY COMPANY COMMON SHARES

         Unless the Rights are earlier redeemed, in the event that an Acquiring Person becomes the beneficial owner of 20% or more of the Company's Common Shares then outstanding (other than pursuant to a transaction approved by the Board of Directors), then proper provision will be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances as determined by the Board of Directors, cash, other property or other securities) having a value equal to two times the Purchase Price. Rights are not exercisable following the occurrence of an event as described above until such time as the Rights are no longer redeemable by the Company as set forth below.

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RIGHT TO BUY ACQUIRING COMPANY STOCK

         Similarly, unless the Rights are earlier redeemed, in the event that, after the Shares Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction, or (ii) 50% or more of the Company's assets or earning power are sold (other than in transactions in the ordinary course of business), proper provision must be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the Purchase Price.

BOARD APPROVAL

         The Rights will not become exercisable if it has been determined by a majority of the Board of Directors (excluding directors affiliated with an Acquiring Person) that the tender offer or acquisition of 20% or more of the Company's outstanding Common Shares is in the best interests of the Company and its stockholders.

EXCHANGE PROVISION

         At any time after any Person becomes an Acquiring Person, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person), in whole or in part, at an exchange ratio of one Common Share per Right.

REDEMPTION

         At anytime on or prior to the close of business on the earlier of (i) the 10th business day following the Shares Acquisition Date, or (ii) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right.

ADJUSTMENTS TO PREVENT DILUTION

         The Purchase Price payable, the number of Rights, and the number of Series A Preferred Stock or Common Shares or other securities issuable upon exercise of the Rights are subject to adjustment from time to time in connection with dilutive issuances by the Company as set forth in the Rights Agreement.

CASH PAID INSTEAD OF ISSUING FRACTIONAL SHARES

         No fractional portion less than integral multiples of one Common Share will be issued upon exercise of a Right and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading date prior to the date of exercise.

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NO STOCKHOLDERS' RIGHTS PRIOR TO EXERCISE

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company (other than any rights resulting from such holder's ownership of Common Shares), including, without limitation, the right to vote or to receive dividends.

AMENDMENT OF RIGHTS AGREEMENT

         The provisions of the Rights Agreement may be supplemented or amended by the Board of Directors in any manner prior to the close of business on the Distribution Date without the approval of Rights holders. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemptions shall be made at such time as the Rights are not redeemable.

RIGHTS AND PREFERENCES OF THE SERIES A PREFERRED

         Series A Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Series A Preferred Stock will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Series A Preferred Stock will receive an amount per share equal to 100 times the per share amount to be distributed to the holders of the Common Shares. Each share of Series A Preferred Stock will have 100 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which the Common Shares are changed or exchanged, each share of Series A Preferred Stock will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions.

         Because of the nature of the dividend, liquidation and voting rights of the shares of Series A Preferred Stock, the value of the one one-hundredth interest in a share of Series A Preferred purchasable upon exercise of each Right should approximate the value of one Common Share.

CERTAIN ANTI-TAKEOVER EFFECTS

         The Rights approved by the Board are designed to protect and maximize the value of the outstanding equity interests in the Company in the event of a coercive attempt by an acquiror to take over the Company, in a manner or on terms not approved by the Board of Directors. Takeover attempts frequently include coercive tactics to deprive the Company's Board of Directors and its stockholders of any real opportunity to determine the destiny of the Company. The Rights have been declared by the Board in order to deter such tactics, including a gradual accumulation of shares in the open market of a 20% or greater position to be followed by a merger or a partial

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or two-tier tender offer that does not treat all stockholders equally. These tactics unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares.

         The Rights are not intended to prevent a takeover of the Company and will not do so. The Rights may be redeemed by the Company at $.01 per Right within 10 business days (or such later date as may be determined by a majority of the Board of Directors, excluding directors affiliated with an Acquiring Person) after the accumulation of 20% or more of the Company's shares by a single acquiror or group. Accordingly, the Rights should not interfere with any merger or business combination approved by the Board of Directors.

         Issuance of the Rights does not in any way weaken the financial strength of the Company or interfere with its business plans. The issuance of the Rights themselves has no dilutive effect, will not affect reported earnings per share, should not be taxable to the Company or to its stockholders, and will not change the way in which the Company's shares are presently traded. The company's Board of Directors believes that the Rights represent a sound and reasonable means of addressing the complex issues of corporate policy created by corporate takeovers.

         However, the Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed coercive and undesirable by the Board of Directors. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms or in a manner not approved by the Company's Board of Directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.


Item 7.           EXHIBITS

         A copy of the Rights Agreement, including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively is filed as an exhibit to this report and is incorporated herein by reference. A copy of the Rights Agreement is available to stockholders free of charge from the Company.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                              ADVANCED POLYMER SYSTEMS, INC.



Date: September 3, 1996                       By: /s/ Michael P. J. O'Connell
                                                  -----------------------------
                                                  Michael P. J. O'Connell
                                                  Chief Financial Officer




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                                  EXHIBIT INDEX


Exhibit
  No.                                      Exhibit
- -------                                    -------

4. Preferred Share Rights Agreement dated as of August 19, 1996, between Advanced Polymer Systems, Inc. and The First National Bank of Boston including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.


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